SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

CapLease, Inc. (the “Company”) hereby supplements and updates the disclosure in Item 1 of its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), with respect to the applicable lease maturities for the four properties in its Single Tenant Owned Property Portfolio (defined below) that are leased to more than one tenant.

Property location: 1000 Milwaukee Avenue, Glenview, IL

Tenant or Guarantor	Square Feet	Lease Maturity

Primary tenant
Aon Corporation	405,039	04/2017

Other tenant
Compass Group USA, Inc.	7,370	02/2011

Property location: 10720, 10750 & 10770 Columbia Pike, Silver Spring, MD

Tenant or Guarantor	Square Feet	Lease Maturity

Primary tenant
Choice Hotels International, Inc.	174,235	05/2013

Other tenants
American Institutes For Research In The Behavioral Sciences	26,478	05/2013
Commonweal Foundation, Inc.	3,582	03/2013
Sunburst Hospitality Corporation	18,658	05/2013
Wireless PCS, Inc dba AT&T Wireless Services	cell tower	11/2011
APC Realty and Equipment Company, LLC	cell tower	11/2013
Nextel Communications of the Mid-Atlantic Inc.	cell tower	05/2015
Omnipoint Communications Cap Operations, LLC	cell tower	02/2015

Property location: 26501 Aliso Creek Road, Aliso Viejo, CA

Tenant or Guarantor	Square Feet	Lease Maturity

Primary tenant
Lowe's Companies, Inc.	144,204	08/2024

Other tenants
Michaels Stores, Inc.	25,050	02/2015
Tuesday Morning, Inc.	7,992	07/2015

Property location: 6116 Executive Boulevard, N. Bethesda, MD

Tenant or Guarantor	Square Feet	Lease Maturity

Primary tenant
U.S. Government (NIH)	191,278	05/2012

Other tenants
Buchbinder, Tunick & Company LLP	5,679	10/2012
K.N.C. Inc.	2,000	12/2014
Wells Fargo Bank, N.A.	5,436	12/2013

The Company’s Single Tenant Owned Property Portfolio means all of the Company’s owned property investments other than the two properties in Omaha, Nebraska, and the property in Johnston, Rhode Island, each of which the Company classifies as multi-tenant properties as they are no longer leased primarily by a single tenant.

No Items of the 2010 Form 10-K other than Item 1 are being updated by this filing.  Information in the 2010 Form 10-K is generally stated as of December 31, 2010, and this filing does not modify or update in any way the disclosures made in the 2010 Form 10-K, except to the extent described above.  The information in this Current Report on Form 8-K is presented as of December 31, 2010, and should be read in conjunction with the 2010 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel &
Corporate Secretary

DATE: March 10, 2011